Exhibit 4.1

PUBLIC OFFERING SUBSCRIPTION AGREEMENT

Shares of SERIES C REDEEMABLE CONVERTIBLE PREFERRED STOCK

of

American Rebel Holdings, Inc.

This Subscription Agreement relates to my/our agreement to purchase ________ shares of preferred stock, $0.001 par value per share (the “Shares”), to be issued by American Rebel Holdings, Inc., a Nevada corporation (the “Company”), for a purchase price of $[              ] per Share, for a total purchase price of $___________ (“Subscription Price”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the final offering circular for the sale of the Shares, dated [*], 2023 contained in the offering statement on Form 1-A declared “qualified” by the Securities and Exchange Commission (the “SEC”) on [           ], 2023 (the “Offering Circular”). Capitalized terms used but not defined herein shall have the meanings given to them in the Offering Circular.

Simultaneously with or subsequent to the execution and delivery hereof, if I have an account with My IPO (“My IPO”), the online offering platform division of Cambria Capital, LLC, I am authorizing the Selling Agent to debit funds equal to the amount of the Subscription Price from my account at My IPO; in the amount of my Subscription Price, provided that if my broker-dealer or the Selling Agent has arranged to facilitate the funding of the Subscription Price to the escrow account (as described below) or through a clearing agent, then I agree to deliver the funds for the Subscription Price pursuant to the instructions provided by such clearing agent, such broker-dealer or the Selling Agent. I understand that if I wish to purchase Shares, I must complete this Subscription Agreement and, if I have an account with My IPO, have sufficient funds in my account at the time of the execution and delivery of this Subscription Agreement; or, if I do not maintain an account with My IPO, submit the applicable Subscription Price as set forth herein. Subscription funds submitted by Investors who do not have an account with My IPO will be held by and at an FDIC insured bank in compliance with SEC Rule 15c2-4, with funds released to the Company at closing, as described in the Circular. The escrow account will be maintained by Wilmington Trust as escrow agent. In the event that the offering is terminated, then the Offered Shares will not be sold to investors pursuant to this offering and all funds will be returned to investors from escrow together with interest, if any. If any portion of the Shares is not sold in the offering, any funds paid by me for such portion of the Shares will be returned to me promptly; or, if I have an account with My IPO, funds for such unsold Shares will not be debited from my account at closing.

In order to induce the Company to accept this Subscription Agreement for the Shares and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

1. Type of Ownership

☐ Individual ☐ Joint ☐ Institution

2. Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner:	Joint-Owner/Minor: (If applicable.)
Name:	Name:
Social Security/Tax ID Number:	Social Security/Tax ID Number:
Street Address:	Street Address:
City:	City:
State:	State:
Postal Code:	Postal Code:
Country:	Country:
Phone Number:	Phone Number:
Email Address:	Email Address:

3. Investor Eligibility Certifications

I understand that to purchase Shares, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Act”), or, unless the securities issued in the offering initially trade on a national securities exchange, I must limit my investment in the Shares to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person. I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of my primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

I hereby represent and warrant that I meet the qualifications to purchase Shares because:

☐ The aggregate purchase price for the Common Stock I am purchasing in the offering does not exceed 10% of my net worth or annual income, whichever is greater.

☐ I am an accredited investor.

4. I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds maintained in my account at My IPO or transmitted herewith shall either not be debited from my account at My IPO or be returned to the undersigned in full, with any interest accrued thereon.

5. I have received the Circular.

6. I accept the terms of the Certificate of Incorporation of the Company.

7. I am purchasing the Shares for my own account.

8. I hereby represent and warrant that I am not on, and am not acting as an agent, representative, intermediary or nominee for any person identified on, the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001. By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This subscription agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Nevada without giving effect to the principles of conflict of laws.

9. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on Banq.co®. You and the Company each hereby consent and agree that electronically signing this Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement and you consent to be legally bound by this Subscription Agreement’s terms and conditions. Furthermore, you and the Company each hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communication being diverted to the recipient’s spam filters by the recipient’s email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

10. Delivery Instructions. All shares will be retained at the transfer agent in book entry. On closing you will receive a notice of your holdings delivered to the address of record above.

Cambria Capital, LLC is registered with the Securities and Exchange Commission (“SEC”) as a broker-dealer and is a State Registered Investment Adviser. Brokerage and investment advisory services and fees differ, and it is important for you to understand the differences. This Client Relationship Summary provides details about our brokerage and advisory services, fees, and other important information. Please review the information prior to submitting this indication at Cambria Reg BI Disclosure

11. Exclusive Jurisdiction. EACH OF THE PARTIES HERETO CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF NEVADA AND NO OTHER PLACE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF INVESTORS AND THE COMPANY ACCEPTS FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS AND HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT. INVESTOR AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND IN THE ADDRESS SPECIFIED IN SECTION HEREIN AND THE SIGNATURE PAGE OF THIS SUBSCRIPTION AGREEMENT. HOWEVER, NOTHING IN THIS PARAGRAPH SHALL BE CONSTRUED TO BE APPLICABLE TO ANY ACTION ARISING UNDER THE FEDERAL SECURITIES LAWS.

12. Jury Trial Waiver. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT BUT NOT INCLUDING CLAIMS UNDER THE FEDERAL SECURITIES LAWS) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BY AGREEING TO THIS WAIVER, THE SUBSCRIBER IS NOT DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

I acknowledge that I have reviewed the client relationship summary link provided above.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Subscriber:	Issuer:

Name:	Name:	Charles Andy Ross
Email:	Company:	American Rebel Holdings, Inc.
Date:	Title:	Chief Executive Officer